Exhibit 10.3

Execution Copy

SERIES 2013-4 LOCKBOX PROCESSING AGREEMENT

Dated as of August 7, 2013

Regulus Group II LLC (“Processor”), AmeriCredit Financial Services, Inc. (“AmeriCredit”) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), agree as follows:

1. Servicing Arrangements. AmeriCredit, as Servicer (the “Servicer”), AFS SenSub Corp., as Seller (“Seller”), AmeriCredit Automobile Receivables Trust 2013-4 (the “Trust”) and the Trustee entered into a Sale and Servicing Agreement dated as of August 7, 2013 (as amended, supplemented and otherwise modified from time to time, the “Sale and Servicing Agreement”), relating to the Receivables (as such term is defined in the Sale and Servicing Agreement), pursuant to which the Receivables were sold, transferred, assigned, or otherwise conveyed to the Trust. The Sale and Servicing Agreement contemplates the engagement of a processor for lockbox services, and the Indenture contemplates that the Lockbox Account (as defined herein) will be assigned and pledged to the Trust Collateral Agent. The Sale and Servicing Agreement does not include specific terms for the provision of data processing services of remittance items. Such terms are set forth in this Lockbox Processing Agreement (the “Agreement”). For avoidance of doubt, Processor is not a depository institution. All capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Sale and Servicing Agreement.

2. Remittance Processing Services. In order to provide a means of collection of the Receivables which will allow the Trustee to receive the proceeds of the Receivables and related security without AmeriCredit or its Affiliates having access to the funds, the parties hereto agree for the benefit of the Trustee that the processing services (the “Service(s)”) of Processor will be used for the collection and the deposit of remittances related to the Receivables and related security.

3. Customer Remittances. Obligors of the Receivables will be directed by AmeriCredit to forward their remittances to Processor at a post office address (the “Lockbox”) assigned by Processor. Processor, acting for the exclusive benefit of the Trustee, shall have unrestricted and exclusive access to the mail directed to this address. AmeriCredit agrees to notify Processor thirty (30) days in advance of any change in Obligor remittance statements and/or mailing schedule.

4. Collection of Mail. Processor will collect mail from the Lockbox at regular intervals each business day, but not less than two times daily.

5. Endorsement of Items. Processor will process, on behalf of AmeriCredit, checks and other deposited items that appear to be for deposit to the credit of AmeriCredit or its Affiliates in accordance with Processor’s Lockbox Processing Agreement and Instructions, or other applicable agreement and related service terms (individually and collectively, the “Processor Documentation”), as appropriate.

6. Credit of Funds to Account.

(a) Processor will process the checks and other deposited items and credit the total amount to the account described below (the “Lockbox Account”). The Lockbox Account will be established at JPMorgan Chase Bank, N.A. (ABA No.: 122100024) as account number 496576971. The Lockbox Account will be maintained and all banking functions will be provided by JPMorgan Chase Bank, N.A.

(b) Unless otherwise directed by the Trustee, AmeriCredit agrees that all collected funds on deposit in the Lockbox Account shall be transferred from the Lockbox Account within two Business Days by wire transfer in immediately available funds to the following account: Wells Fargo Bank, National Association, Account No. f/b/o 48170101; ABA No. 121000248 (the “Collection Account”).

7. Processor Documentation. This Agreement supplements, rather than replaces, the Processor Documentation, terms and conditions, and other standard documentation in effect from time to time with respect to the Lockbox or the services provided by Processor in connection therewith. The Processor Documentation will continue to apply to the Lockbox and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control). Prior to issuing any instructions, the Trustee shall provide Processor with such documentation as Processor may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the Trustee. The Trustee may request the Processor to provide other services with respect to the Lockbox; however, if such services are not authorized or otherwise covered under the Processor Documentation, Processor’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to AmeriCredit and/or the Trustee executing the Processor Documentation or other documentation as Processor may require in connection therewith).

8. Processor’s General Duties. Notwithstanding anything to the contrary in this Agreement: (i) Processor shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Processor shall be fully protected in acting or refraining from acting in good faith without investigation on any notice, instruction or request purportedly furnished to it by AmeriCredit or the Trustee in accordance with the terms hereof, in which case the parties hereto agree that Processor has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Processor has no knowledge of (and is not required to know) the terms and provisions of the Sale and Servicing Agreement referred to in Section 1 above or any other related documentation or whether any actions by the Trustee, AmeriCredit or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith; and (iv) Processor shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence.

9. Processing of Items. The provision of services shall be governed by the Processor Documentation or other applicable agreements and related service terms, as may be amended from time to time, subject to the prior written consent to any such amendments of a material nature by the Trustee and AmeriCredit, which consents shall not be unreasonably withheld, conditioned or delayed.

10. Trust Correspondence. Any envelopes collected from the Lockbox which contain correspondence and other documents (including, but not limited to, certificates of title, tax receipts, insurance policy endorsements and any other documents or communications of or relating to the Receivables) will be sent to the Servicer at its current address. Any enclosed payment(s), coupon(s) or check(s) will be processed and deposited by Processor in accordance with the provisions of the Agreement.

11. Confidentiality. Processor agrees that all information concerning the Obligors of the Receivables which comes into Processor’s possession pursuant to this Agreement, other than that which is already known by Processor or to the general public, will be treated in a confidential manner.

12. Fees. Unless otherwise agreed by Processor, AmeriCredit shall pay Processor the fees set forth for this Service in Processor’s most current Price List as in effect from time to time, plus additional fees for the performance of services beyond the terms of this Agreement, or resulting from increased expenses incurred by the failure of AmeriCredit to furnish within a reasonable period of time following a request by Processor, data in a form acceptable to Processor. Processor shall look first to AmeriCredit for payment of such fees. If AmeriCredit fails to pay Processor within thirty (30) days of receipt of invoice but in any event no later than forty-five (45) days from the date of the invoice, Processor will notify the Trustee in writing as soon as practicable and provide to the Trustee a copy of such unpaid invoice. Subject to rights to terminate this Agreement pursuant to Section 17, Processor will continue to perform its services under this Agreement and the amount reflected in such invoice will be paid to Processor by the Trustee out of funds in the Collection Account on the next Distribution Date (as defined below), which follows by at least three Business Days the date of giving such notice to the Trustee. Any fees unpaid after such date will be considered unpaid fees. “Distribution Date” means the fifteenth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day.

13. Processor’s Liability for Nonperformance. In performing the Services, Processor will exercise ordinary care and act in good faith. Processor shall be deemed to have exercised ordinary care if its action or failure to act is in conformity with general information technology processing standards. Processor’s liability relating to its or its employees’, officers’ or agents’ performance or failure to perform hereunder, or for any other action or inaction of Processor, or its employees, officers or agents, shall be limited exclusively to the lesser of (i) any direct losses which are caused by the failure of Processor, its employees, officers or agents to exercise reasonable care and/or act in good faith, and (ii) the face amount of any item, check, payment or other funds lost or mishandled by the action or inaction of Processor. Under no circumstances will Processor be liable for any general, indirect, special, incidental, punitive or consequential damages or for damages caused, in whole or in part, by the action or inaction of AmeriCredit or the Trustee, whether or not such action or inaction constitutes negligence. Processor will not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavoidable or beyond its reasonable control. AmeriCredit agrees that the fees charged by Processor for the performance of this Service shall be deemed to have been established in contemplation of these limitations on Processor’s liability. In addition, AmeriCredit agrees to indemnify and hold Processor harmless from all liability on the part of Processor under this Section 13 except such liability as is attributable to the gross negligence of Processor.

14. Indemnification by AmeriCredit. AmeriCredit agrees to indemnify, defend and hold Processor harmless from and against any and all damage, loss, cost, expense or liability of any kind, including, without limitation, reasonable attorneys’ fees and court costs, which results, directly or indirectly, in whole or in part, from any negligence and willful misconduct or infidelity of AmeriCredit or any agent or employee of AmeriCredit, incurred in connection with this Agreement or the Lockbox or any interpleader proceeding relating thereto or from Processor acting upon information furnished by AmeriCredit under this Agreement. AmeriCredit will remain liable for all indemnification under this Section 14 after its removal and/or resignation as Servicer.

15. Other Agreements. Processor shall not be bound by any agreement between any of the other parties hereto irrespective of whether Processor has knowledge of the existence of any such agreement or the terms and provisions thereof.

16. Records. This Agreement and the performance by Processor of the Services hereunder shall not relieve Processor of any obligation imposed by law or contract regarding the maintenance of records.

17. Amendment and Termination. This Agreement may only be amended in writing signed by all parties to this Agreement. AmeriCredit or Trustee may immediately terminate this Agreement for cause, provided, however, that a similar agreement has been executed with a successor processor reasonably acceptable to the Trustee or the Trustee has consented to such termination. The Trustee may immediately terminate this Agreement and shall do so upon written notice to the other parties hereto. Otherwise, any party may terminate this Agreement on sixty (60) days’ prior written notice to the others; provided, however, that AmeriCredit shall promptly notify the Trustee of receipt of any such notice and shall arrange for alternative lockbox processing services satisfactory to the Trustee prior to the termination of the Services. Upon any termination of the Agreement, (a) Processor will close the Lockbox and (b) Processor will process all mail addressed to the Lockbox in the manner instructed by AmeriCredit in accordance with the Processor Documentation for a period of at least ninety (90) days after the termination date, unless arranged otherwise between AmeriCredit and Processor. After any termination, Processor’s fees with respect to the Services it performs during such period shall be consistent with such fees at the time of such termination.

18. Successor Servicer. Each of Processor and the Trustee agrees that if the Servicer has been terminated or resigns as Servicer, this Agreement shall not thereupon terminate and the successor servicer appointed pursuant to the Sale and Servicing Agreement shall succeed, except as otherwise provided herein, to all rights, benefits, duties and obligations of the Servicer hereunder. Prior to the termination or resignation of the Trustee or the Servicer, the Trustee or the Servicer, respectively, shall provide notice to Processor in accordance with the terms and conditions to which each of the Trustee or the Servicer, respectively, is itself entitled upon termination or resignation.

19. Successor Processor. Any company or national banking association into which Processor may be merged or converted or with which it may be consolidated, or any company or national banking association resulting from any merger, conversion or consolidation to which it shall be a party or any company or national association to which Processor may sell or transfer all or substantially all of its business (provided any such company or national banking association shall be a company organized under the laws of any state of the United States or a national banking association and shall be eligible to perform all of the duties imposed upon it by this Agreement) shall be the successor to Processor hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that Processor notify the Trustee and AmeriCredit of any such merger, conversion or consolidation within 30 days of its occurrence.

20. Governing Law. This Agreement shall be governed by the laws of the State of Texas. All parties hereby waive all rights to a trial by jury in any action or proceeding relating to Lockbox or this Agreement.

21. Notices. All written notices required by this Agreement shall be delivered or mailed to the other parties at the addresses set forth below or to such other address as a party may specify in writing.

Processor:	Regulus Group II LLC 4855 Peachtree Industrial Blvd Suite 245 Norcross, Georgia 30092 Attention: General Counsel

AmeriCredit:	AmeriCredit Financial Services, Inc. 801 Cherry Street, Suite 3500 Fort Worth, Texas 76102 Attention: Chief Financial Officer

Trustee:	Wells Fargo Bank, National Association Sixth Street and Marquette Avenue Minneapolis, Minnesota 55479 Attention: AmeriCredit Automobile Receivables Trust 2013-4

22. Bankruptcy. Processor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Notes and all amounts owed under the Indenture and the Sale and Servicing Agreement, Processor will not institute against or join with any other person in instituting against the Trust or the Seller, any proceeding or file any petition against the Trust or the Seller under any bankruptcy, insolvency or similar law for the relief or aid of debtors (including, without limitation, Title 11 of the United States Code or any amendment thereto), seeking the dissolution, liquidation, arrangement, reorganization or similar relief of the Trust or the Seller or the appointment of a receiver, trustee, custodian or liquidator of the Trust or the Seller, or issue any writ, order, judgment warrant of attachment, execution or similar process against a substantial part of the property, assets or business of the Trust or the Seller. This covenant shall survive the termination of this Agreement.

23. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto or constitute any party the agent of the others. No party shall hold itself out contrary to the terms of this Section and no party shall become liable by any representation, act or omission of the other contrary to the provisions hereof. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not.

25. Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable term or provision.

26. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any person, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by applicable law.

27. Rules of Construction. Unless the context otherwise requires, (a) words in the singular include the plural, and words in the plural include the singular and (b) “including” means, where not already so indicated, “including without limitation.” Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” “Herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. Unless otherwise specified, references in this Agreement to any Article, Section, Schedule, Annex or Exhibit are references to such Article or Section of, or Schedule, Annex or Exhibit to, this Agreement, and references in any Article, Section, Schedule, Annex, Exhibit or definition to any subsection or clause are references to such subsection or clause of such Article, Section, Schedule, Annex, Exhibit or definition. All references in this Agreement to an agreement, instrument or other document shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented or novated from time to time.

28. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Facsimile, .pdf or other electronic signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity from a jurisdiction where original executed signatures are required.

29. Limited Trustee Liability. In connection with this Agreement, the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Trustee as if they were expressly set forth herein mutatis mutandis.

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PROCESSOR:		AMERICREDIT:

REGULUS GROUP II LLC		AMERICREDIT FINANCIAL SERVICES,INC.

By:	/s/ W. Todd Shiver	By:	/s/ Sheli Fitzgerald
	Name: W. Todd Shiver		Name: Sheli Fitzgerald
	Title: Executive Vice President		Title: Senior Vice President, Corporate Finance

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Cheryl Zimmerman
Name: Cheryl Zimmerman
Title: Vice President

[Series 2013-4 Lockbox Processing Agreement]